                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                       INTERMAGNETICS GENERAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
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    ___________________________________________________________________________
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    ___________________________________________________________________________
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    ___________________________________________________________________________

                                      LOGO

                       INTERMAGNETICS GENERAL CORPORATION

                    Notice of Annual Meeting of Stockholders
                                November 22, 2005


TO THE STOCKHOLDERS OF
INTERMAGNETICS GENERAL CORPORATION:

         Notice is hereby given that the annual meeting of stockholders of INTERMAGNETICS GENERAL CORPORATION (the "Company") will be held at NASDAQ MarketSite, 4 Times Square, New York, New York 10036, on November 22, 2005 at 10:30 a.m. local time, for the following purposes:

     1.  To elect four (4) directors;

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         All stockholders of record as of the close of business on September 26, 2005 are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof.

                                          By order of the Board of Directors,

                                          /s/Katherine M. Sheehan
                                          KATHERINE M. SHEEHAN
                                          Corporate Secretary

Latham, New York
September 26, 2005


               REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE
             MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                             TABLE OF CONTENTS


2005 Annual Meeting of Stockholders......................................... 1
PROPOSAL ONE................................................................ 3
     Information Regarding Directors........................................ 4
     Director Remuneration.................................................. 8
     Security Ownership of Certain Beneficial Owners and Management.........10
Independent Auditor Fees....................................................12
Pre-Approval of Audit and Permissible Non-Audit Services....................12
Executive Compensation......................................................13
Audit Committee Report......................................................22
Report of Compensation Committee............................................23
Stock Performance Graph.....................................................26

                       INTERMAGNETICS GENERAL CORPORATION

                             450 OLD NISKAYUNA ROAD
                                  P.O. BOX 461
                             LATHAM, NEW YORK 12110


                                 PROXY STATEMENT

                       2005 ANNUAL MEETING OF STOCKHOLDERS


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intermagnetics General Corporation (the "Company", "we", "our" or "us") for use at the 2005 annual meeting of stockholders, and at any adjournments thereof. The annual meeting is scheduled to be held at the NASDAQ MarketSite, 4 Times Square, New York, New York 10036, on November 22, 2005 at 10:30 a.m. local time. This proxy statement and the accompanying proxy will be distributed to stockholders on or about October 3, 2005.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by our officers and directors and a small number of regular employees who will not be specially compensated for such services. We will also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         Our annual report on Form 10-K (excluding exhibits) for the fiscal year ended May 29, 2005, was mailed with this proxy statement but does not constitute a part of this proxy statement.


                              VOTING AT THE MEETING

         Common Stock holders of record at the close of business on September 26, 2005 are entitled to vote at the meeting. As of September 7, 2005, there were 28,214,235 shares of Common Stock issued and outstanding.

         The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The attendance in person or by proxy of stockholders holding a majority in number of the total outstanding shares of stock entitled to vote will constitute a quorum.

         Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. You may use the enclosed proxy to authorize the voting of your shares at the meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with each stockholder's directions. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Four (4) directors will be elected through cumulative voting by a plurality of the votes cast. Accordingly, you may multiply the number of shares held by you as of September 26, 2005 by four (4) and cast all votes for a single director or distribute your votes among the four (4) directors standing for election. On all other matters to be voted upon by the shareholders, each share outstanding on September 26, 2005 entitles its holder of record on that date to one (1) vote.

         Under rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

         Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and allow you to vote your shares and to confirm that your instructions have been properly recorded.

         Please specify your choice(s) by marking the appropriate boxes on the enclosed proxy card. If you submit a proxy with no choice specified, the shares will be voted as recommended by the Board of Directors. Brokerage firms that are members of the New York Stock Exchange or the American Stock Exchange and hold shares in street name for customers have the authority under the exchange rules to vote in their discretion on behalf of their clients on matters which the exchanges determine to be routine, provided their clients have not furnished voting instructions within ten (10) days of the stockholders' meeting.

         Execution of the accompanying proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy by giving written or oral notice of revocation to our Corporate Secretary, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

                                  SPECIAL NOTE
         Your proxy vote is important. Please complete, sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of your broker or bank, you must secure a legal proxy from your broker or bank assigning voting rights to you for your shares.

                                  PROPOSAL ONE
                                  ------------

                              ELECTION OF DIRECTORS

         Our Board of Directors is divided into two (2) classes having staggered terms of two (2) years each. The Board of Directors fixes the number of directors that will serve on the Board through a majority vote of the then existing directors. The Board currently consists of seven (7) members.

         The Board has nominated the following individuals to serve as directors for a two-year term ending in 2007: A. Jay Graf, Michael E. Hoffman, Thomas L. Kempner and Sheldon Weinig. Messrs. Graf, Hoffman, Kempner and Weinig currently serve as directors of the Company.

         The nominees have consented to be named and to serve if elected. Unless otherwise indicated on the proxy card, proxies received will be voted for the election of the nominees. The Board believes all nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Shareholders may vote cumulatively for any or all of the nominees or their substitutes. It is the Company's intention to have the proxy holders exercise cumulative voting rights to elect the maximum number of the nominees or their substitutes.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
                        DIRECTOR NOMINEES (PROPOSAL # 1)

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS
AND REGARDING CONTINUING DIRECTORS


                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2007

                                       Principal Occupations During                        Year First
                                       the Past Five Years and                             Became
Name of Director              Age      Certain Directorships                               Director
----------------              ---      ---------------------                               -----------
A. Jay Graf                   58       Group Chairman, Guidant Corporation (2000-2004);       2004
                                       President, Cardiac Rhythm Management Group (1992 -
                                       2000); Director of American Medical Systems
                                       Holding, Inc. and Cabg Medical, Inc.

Michael E. Hoffman            46       Friedman, Billings, Ramsey & Co., Inc., Group Head     2001
                                       Diversified Industrial Group; Credit Suisse First
                                       Boston, Global Head of Value Based Research Group
                                       from 1999-2001 and Director, Business and
                                       Environmental Services from 1993-1999.

Thomas L. Kempner             78       Chairman and CEO Loeb Partners Corporation;            1988
                                       Director of CCC Information Services Group, Inc.,
                                       Dyax Corp., FuelCell Energy, Inc., IGENE
                                       Biotechnology, Inc., Insight Communications
                                       Company, Inc., Northwest Airlines, Inc.
                                       (Emeritus), and Intersections, Inc.

Sheldon Weinig                77       Adjunct Professor at Columbia University and State     1993
                                       University of New York at Stony Brook, NY;
                                       Director of Insituform Technology Inc.

               CONTINUING DIRECTORS SERVING TERMS EXPIRING IN 2006

                                       Principal Occupations During                        Year First
                                       the Past Five Years and                             Became
Name of Director              Age      Certain Directorships                               Director
----------------              ---      ---------------------                               --------
John M. Albertine             61       Chairman and CEO of Albertine Enterprises, Inc.        1996
                                       (an economic forecasting and public policy firm)
                                       and Chairman of Albertine Industries (a merchant
                                       banking firm), since 1990; Director of Semco
                                       Energy Inc. and Kadant Inc. (formerly, Thermo
                                       Fibertek, Inc.), Vice-Chairman of the Board of
                                       Trustees, Virginia Retirement System.

Glenn H. Epstein              47       Chairman and Chief Executive Officer of the            1998
                                       Company; prior to joining Intermagnetics as
                                       President in 1997, Mr. Epstein worked for Oxford
                                       Instruments Group, plc as President of Nuclear
                                       Measurements Group, Inc. (a wholly-owned
                                       subsidiary of Oxford Instruments, plc).

Larry G. Garberding           66       Executive Vice President, CFO and Director of DTE      2002
                                       Energy Company (1990 - 2001); Director of Plug
                                       Power, Inc. and Intermap Technologies Corporation.

DIRECTOR QUALIFICATION STANDARDS

         Candidates for membership to our Board of Directors should be individuals who possess the highest personal and professional ethics and integrity and have demonstrated professional achievement and leadership capabilities. Each should have knowledge, experience and demonstrated expertise in an area or areas important to the Company, such as, but not limited to management, finance, marketing, technology, medicine, human resources, public policy and law. Candidates must evidence a commitment to devote the substantial time and energy required of productive board members.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS, ATTENDANCE
AND ITS COMMITTEES

         The Board of Directors held six (6) meetings in the fiscal year ended May 29, 2005. Our by-laws provide that the Board, by resolution adopted by a majority of the entire Board, may designate an Executive Committee or other committees, each of which shall consist of three (3) or more directors. The Board of Directors annually elects from its members the Governance,

Compensation, Audit, Nominating and Executive Committees. During the last fiscal year, each director attended at least 76% of the aggregate of the meetings of the Board of Directors and the committee or committees on which he served, and all Directors attended the Company's 2004 Annual Meeting of Stockholders.

         Governance Committee. The Governance Committee is presently composed of Messrs. Garberding, Graf, Hoffman, Kempner, Weinig and Albertine (Committee Chairman), all of whom are non-employee directors. The role of the Governance Committee is to ensure that the Company's Board of Directors, its Certificate of Incorporation and its By-laws are structured in a way that best serves the corporation and its stockholders. The Committee also evaluates board performance and management succession planning. In addition, the committee reviews changes in legislation, regulations and other developments impacting corporate governance and makes recommendations to the full Board with respect to these matters. This Committee met six (6) times during fiscal year 2005.

         Compensation Committee. The Compensation Committee is presently composed of Messrs. Graf, Kempner and Garberding (Committee Chairman), all of whom are independent as defined in the applicable rules of the Nasdaq National Market. The Compensation Committee reviews and approves the recommendations of the Company's Chief Executive Officer as to the appropriate level of compensation for the Company's principal executive officers and certain other key personnel and recommends to the Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee also oversees the Company's Incentive Bonus Program and recommends grants under the Company's Stock Option and Stock Award Plan. (See "Executive Compensation.") This Committee met six (6) times during fiscal year 2005.

         Audit Committee. The Audit Committee is presently composed of Messrs. Garberding, Graf, Kempner, Weinig and Hoffman (Committee Chairman), all of whom are independent as defined in the applicable rules of the SEC and the Nasdaq National Market. Mr. Garberding is a financial expert and is independent as those terms are defined in Item 401 of Regulation S-K promulgated under the Exchange Act. This Committee meets with the Company's independent accountants to review the scope of auditing procedures and the Company's accounting procedures and internal controls, and considers any non-audit functions to be performed by our independent auditors. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met ten (10) times during fiscal year 2005.

         Nominating Committee. The Nominating Committee is presently composed of Messrs. Garberding and Weinig (Committee Chairman), all of whom are independent as defined in the applicable rules of the Nasdaq National Market. This Committee, in addition to the entire Board of Directors, considers director candidates for the Company. The Nominating Committee also considers nominees recommended by stockholders. Stockholders desiring to submit the name of, and any pertinent data with respect to, a nominee should send this information in writing to the Chairman of the Nominating Committee, in care of the Company's Corporate Secretary. The Nominating Committee met four (4) times during fiscal year 2005.

         Executive Committee. The Executive Committee is presently composed of Messrs. Albertine, Kempner and Epstein (Committee Chairman). This Committee meets at the direction of the Board to act on special matters in accordance with the Bylaws of the Company. The Executive Committee did not meet during fiscal year 2005.

         Stockholders may view the Nominating Committee Charter, Audit Committee Charter and the Compensation Committee Charter through our website at http://www.igc.com under the Investor Relations window.

DIRECTOR INDEPENDENCE

         Under the rules promulgated by the SEC and the Nasdaq National Market with respect to director independence, the Board has determined that during fiscal year 2006 Messrs. Albertine, Garberding, Graf, Hoffman, Kempner and Weinig are independent Directors as defined in such rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No interlocking relationship existed during fiscal 2005 between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

CODE OF CONDUCT

         All of our directors, officers and employees must act ethically, legally and with integrity at all times and are required to comply with our Code of Business Conduct and Ethics as well as our other policies and standards of conduct. Our Code of Business Conduct and Ethics can be obtained through our website at www.igc.com under the Investor Relations window or may be obtained, without charge, by written request to our Corporate Secretary at Intermagnetics General Corporation, P.O. Box 461, Latham, New York 12110.

EXECUTIVE SESSIONS

         In accordance with Nasdaq Rules, the Board currently schedules regular meetings at which only independent directors are present. The executive sessions are scheduled in conjunction with each Board meeting at which the members of the Board of Directors meet in person. Executive sessions occurred at every Board meeting at which the Directors met in person during the fiscal year 2005.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

         The Board provides a process for stockholders to send communications to the Board or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the attention of:
Corporate Secretary, Intermagnetics General Corporation, P.O. Box 461, Latham, New York 12110-0461. All inquiries will be reviewed by the Corporate Secretary who will forward to the Board a summary of all such correspondence and copies of all communications that she determines require the attention of the Board or the individual directors, on a regular basis. The Board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products, job applications or resumes, product inquiries or complaints or new product suggestions or any material that is threatening, illegal or does not relate to the responsibilities of the Board. If a stockholder requests that any communication be treated as confidential and delivered only to one or more of the directors, the communication can be submitted to the Corporate Secretary in a sealed envelope with a request that the communication be treated as a confidential matter for immediate delivery to the intended recipient(s).

REPORTING OF ETHICAL CONCERNS TO THE AUDIT COMMITTEE OF THE BOARD

         The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors or others to communicate concerns about the Company's ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Matters may be reported using our Report Line at 1-888-823-2885 - on an identified or anonymous basis. Please visit our website www.igc.com under Investor Relations to review the Company's Code of Business Ethics and Conduct for additional information.

DIRECTOR REMUNERATION

         On April 9, 2003 the Board of Directors adopted a new compensation plan for non-employee Directors (the "Compensation Plan"). The Board developed the Compensation Plan with the assistance of a compensation consulting firm. Based on this consultation and market data obtained by the Board, it concluded that in order to attract and retain qualified Directors, the Board should seek to compensate its non-employee Directors at a target level in the range of the 75th percentile of publicly traded companies with $500,000,000 to $1,000,000,000 in annual revenue. This target reflects the Company's growth strategy and its desire to attract directors qualified to serve on boards of companies of this size. A copy of the Compensation Plan was filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K. Under the Compensation Plan, which has a five (5) year term, the non-employee Directors received the following compensation in fiscal year 2005:

         Annual Retainer                           $30,000
         Board Meeting Fee                         $ 2,500 per meeting
         Committee Meeting Fee                     $ 1,500 per meeting
         Annual Equity Grant                         2,725 shares (based on
                                                           $22.02 stock price)
         Special Restricted Equity Award           $25,000

         The Annual Retainer is paid quarterly. Committee Meeting fees are paid for each meeting at which formal committee action is taken, and which is held on a date other than the date of a regular or special meeting of the full Board or the day immediately preceding such full Board meeting. The Chairmen of the Audit and Compensation Committees receive an additional annual fee of $2,500. The Chairmen of the Nominating and Governance Committees receive an additional annual fee of $1,500. The Board may change the number of shares received for the Annual Equity Grant based on fluctuations in the Company's stock price. The Annual Equity Grant is intended to provide approximately $60,000 in Company common stock annually. At the time the Compensation Plan was adopted, the number of shares to be granted was 5,250, based on a $10.67 per share stock price. The

Annual Equity Grant will be reviewed by the Board each year prior to the grant if the Company's stock price is more than ten percent (10%) above or below $10.67. In fiscal 2004, the Board determined that it would use the average stock price for the one year period preceding the grant to determine the Annual Equity Grant. For fiscal year 2005 this was $22.02, resulting in a grant of 2,725 shares. The Special Restricted Equity Award of $25,000 is delivered as restricted common stock of the Company. These Awards will be granted annually through 2007 on the last business day in the month of January following the Annual Meeting. The number of shares to be granted is determined by dividing $25,000 by the closing price of the Company's common stock as reported on the Nasdaq National Market on the last trading day preceding the grant date. Each Special Restricted Equity Award vests over five (5) years with 10% vesting on each of the first four (4) Annual Meeting dates following the date of grant and the remainder vesting on the fifth Annual Meeting date following the date of the grant. Each outstanding Special Equity Award will become fully vested if the director ceases to be a director as a result of the director's death or permanent disability, or if a Change in Control (as defined in the Company's 2000 Stock Option and Stock Award Plan) of the Company occurs while the director is serving as a member of the Board.

         Each Director may elect to be paid some or all of his cash compensation in the form of common stock of the Company for the following Annual Period. The cash to stock conversion will be made on the day the cash payment would otherwise be due, based on the closing price of the Company's common stock as reported on the Nasdaq National Market on the last trading day preceding the day the cash payment would otherwise be due. If a director is first elected to the Board at a meeting other than an Annual Meeting, he or she must make the election to convert cash compensation to stock before his or her election to the Board.

         The Compensation Plan year commences on the day after the Company's Annual Stockholders meeting and ends on the date of the following Annual Stockholders meeting. During fiscal year 2005, the Directors received an Annual Equity Grant of 2,725 shares and a Special Restricted Equity Award of 1,044 shares under the Compensation Plan. Each non-employee Director earned the following cash compensation during the fiscal year: John M. Albertine ($46,500), Larry G. Garberding ($48,500), A. Jay Graf ($10,000), Michael E. Hoffman ($48,500), Thomas L. Kempner ($45,000) and Sheldon Weinig ($46,500).

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

         The Company's By-laws, Section 11 provides that any stockholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the nomination is received by the Company's Corporate Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. This section does not apply to nominations for which proxies are solicited under applicable regulations adopted by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The notice must contain, or be accompanied by, the following:

         (a) the name and address of the stockholder who intends to make the nomination;

         (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the SEC's proxy rules had proxies been solicited with respect to the nominee by the Company's Board of Directors;

         (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

         (e) the consent of each nominee to serve as director of the Company if so elected.

         Pursuant to the above requirements, our Corporate Secretary must receive appropriate notices for nominations of directors for consideration at the 2006 annual meeting no later than August 24, 2006 but no earlier than June 25, 2006.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to shares of Common Stock beneficially owned by each director and nominee for director, by each of the executive officers named in the Summary Compensation Table, by all directors and executive officers as a group, and by persons to our knowledge who own 5% or more of our Common Stock. This information has been provided by each of the directors and executive officers as of September 7, 2005. This information includes shares subject to stock options and similar rights held by each individual or group to the extent such rights are exercisable within sixty (60) days of the date as to which information is provided.

                                                             Number of Shares              Percentage of
Beneficial Owner                                            Beneficially Owned(1)             Class(2)
----------------                                            ---------------------          --------------
Glenn H. Epstein(3)                                              418,231                        1.48%
Thomas L. Kempner(4)                                             145,548                        *
Michael K. Burke(5)                                              145,882                        *
Leo Blecher(6)                                                   117,479                        *
Philip J. Pellegrino(7)                                           84,670                        *
Sheldon Weinig(8)                                                 61,130                        *
John M. Albertine(9)                                              53,815                        *
Michael E. Hoffman(10)                                            32,700                        *
Thomas J. O'Brien(11)                                             24,970                        *
Larry G. Garberding(12)                                           23,204                        *
A. Jay Graf                                                        2,725                        *

All executive officers and directors as a group                1,275,884                        4.46%
(14 persons)(13)

 (1) Nature of ownership consists of sole voting and investment power unless otherwise indicated.

 (2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of September 7, 2005, which was 28,214,235, and all shares issuable to such individual or group upon the exercise of outstanding stock options or similar rights to the extent such rights are exercisable within sixty (60) days of such date.

 (3) Includes presently exercisable options to purchase 109,836 shares. Mr. Epstein disclaims beneficial ownership as to 13,683 shares.

 (4) Mr. Kempner disclaims beneficial ownership as to 27,180 of such shares. Also includes presently exercisable options to purchase 31,716 shares.

 (5) Includes presently exercisable options to purchase 73,022 shares.

 (6) Includes presently exercisable options to purchase 9,061 shares.

 (7) Includes presently exercisable options to purchase 30,000 shares.

 (8) Includes presently exercisable options to purchase 31,716 shares.

 (9) Includes presently exercisable options to purchase 29,367 shares.

(10) Includes presently exercisable options to purchase 14,096 shares.

(11) Includes presently exercisable options to purchase 10,000 shares.

(12) Includes presently exercisable options to purchase 7,048 shares.

(13) Includes presently exercisable options to purchase 410,727 shares, and includes certain shares as to which beneficial ownership is disclaimed.

INDEPENDENT AUDITOR FEES

         The following is a summary of the fees billed to Intermagnetics by PricewaterhouseCoopers, LLP for professional services with respect to Audit Fees billed for and other listed services billed during the fiscal year ended May 29, 2005 and May 30, 2004:

        Fee Category                     May 29, 2005            May 30, 2004
---------------------------------     ------------------     -------------------
Audit Fees                              $   1,428,620           $     334,500
Audit-Related Fees                      $     333,304           $     308,105
Tax Fees                                $     402,320           $     208,592
All Other Fees                          $       3,248                       -
Total Fees                              $   2,168,492           $     851,197

         Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q, the audit and testing of the company's internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and services normally provided by the independent auditor such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

         Audit-Related Fees: Fiscal year 2005 audit-related fees paid to PricewaterhouseCoopers principally cover fees related to the acquisition of MRI Devices Corporation, divestiture of IGC Polycold Systems Inc., services that are normally provided in connection with statutory and regulatory filings or engagements, as well as the company's benefit plan audit. In fiscal 2004 the audit-related fees predominately covered fees related to the acquisition and mergers of Invivo Corporation and MRI Devices Corporation, as well as the benefit plan audit.

         Tax fees. Services included in this category consist of tax return preparation, technical tax advice and tax compliance.

         All Other Fees: In fiscal year 2005 payment was made for a subscription to online accounting research tool. No services in this category were rendered or billed in fiscal year 2004.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

          The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's outside accountants. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant's independence.

         The Audit Committee pre-approved each engagement of the Company's registered independent public accounting firm to perform non-audit related services during fiscal year 2005.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and believes the provision of the services referenced above is compatible.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the past three (3) years the annual and long-term compensation of those persons who were, on May 29, 2005, the Company's Chief Executive Officer and the other four (4) most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                              Long Term Compensation
                       ------------------------------------------------------------------------------------------------------------
                                                Annual      Extraordinary                       Securities
                                               Incentive      Incentive     Restricted Stock    Underlying         All Other
                       Fiscal                    Bonus          Bonus            Awards           Options         Compensation
Position                Year       Salary ($)    ($)(1)           ($)             ($)(2)            (#)**              ($)
-----------------------------------------------------------------------------------------------------------------------------------
GLENN H. EPSTEIN       2005       $ 536,615   $ 887,500      $1,076,943(3)     $10,723,600(4)        -          $    86,703(7)
Chairman and           2004         485,264     360,000         387,235(3)               -           -               79,765(7)
Chief Executive        2003         439,423     362,040         233,356(3)       5,838,000(5)      * (6)             71,820(7)
Officer

MICHAEL K. BURKE       2005       $ 276,865   $ 253,125      $  216,134(8)     $ 3,448,400(9)        -          $    20,885(12)
Chief Financial        2004         247,536      93,413          85,802(8)               -           -               21,941(12)
Officer and Executive  2003         223,215      94,380          10,625(8)       1,188,600(10)    * (11)            100,680(12)
Vice President

LEO BLECHER            2005       $ 264,122   $ 174,301      $   54,823(13)    $ 1,877,600(14)       -           $   25,137(17)
Sector President,      2004         246,846      95,176          62,842(13)              -           -               24,869(17)
MRI Segment            2003         226,425      84,025          42,142(13)      1,188,600(15)    * (16)             23,381(17)


THOMAS J. O'BRIEN      2005       $ 262,391   $ 185,250      $   62,500(19)    $ 2,067,200(20)       -           $   18,590(23)
Executive Vice         2004(18)     198,894      92,813         100,000(19)      1,400,700(21)   15,000* (22)       110,301(23)
President, Corporate   2003               -           -               -                  -           -                    -
Development


PHILIP J. PELLEGRINO   2005       $ 237,402   $  84,000      $   10,000(24)              -           -           $   44,734(27)
Sector President,      2004         226,590      70,875          10,000(24)              -           -               47,509(27)
Energy Technology      2003         204,147      69,825               -        $   424,500(25)    * (26)             30,544(27)
Segment

** The share amounts above and in the footnotes below have been adjusted to reflect the 50% stock dividend issued by the Company on August 17, 2004.

(1) All bonuses were earned by the Executives as incentive compensation bonuses for fiscal years 2005, 2004 and 2003 performance, respectively, and paid in fiscal years 2006, 2005 and 2004, respectively.

(2) Restricted Stock Unit Grants are based on achievement of performance goals over a five year period. While each program targets growth at the end of its stated fiscal year certain units may vest at an earlier time if performance targets are achieved. Vesting is tied to compound growth in pre-tax earnings over the five-year performance periods. If the minimum performance target of 8% compound growth is not met, no units vest and the grant will terminate.

(3) For fiscal year 2005, consists of payment of $76,943 from Mr. Epstein's bonus bank earned in fiscal years 2004 and 2003 respectively under the company's Incentive Bonus Program and a bonus of $500,000 paid in connection with the acquisition of MRI Devices Corporation and a bonus of $500,000 paid in connection with the divestiture of IGC Polycold Systems Inc. Fiscal year 2004 consists of payment of $237,235 from Mr. Epstein's bonus bank earned in fiscal years 2002 and 2001 respectively under the company's Incentive Bonus Program and a bonus of $150,000 paid in connection with the acquisition of Invivo Corporation. Fiscal year 2003, consists of payment of $233,356 from Mr. Epstein's bonus bank earned in fiscal years 2002 and 2001 respectively under the Company's Incentive Bonus Program.

(4) In fiscal year 2005, Mr. Epstein received a performance-based Restricted Stock Unit Award of 415,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period which ends May 31, 2010:
     145,250 vest at 8% compound growth; 332,000 vest at 11% compound growth; 415,000 vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% compound growth, no shares will vest and the grant will terminate. While the program targets growth at the end of fiscal year 2010, up to 15% of the units could vest at end of fiscal year 2008, and up to 20% could vest at end of fiscal year 2009, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $25.84.

(5) In fiscal year 2003, Mr. Epstein received a performance-based Restricted Stock Unit Award with vesting tied to compound growth in pre-tax earnings over the performance period: 150,000 shares vest at 8% compound growth; 330,000 vest at 11% compound growth; 420,000 vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $13.90.

(6) In fiscal year 2003, Mr. Epstein was granted a non-qualified stock option to purchase 240,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2003. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(7) Includes the Company's share of contributions on behalf of Mr. Epstein to the IGC Savings Plan (401(k)) in the amount of $11,384, $10,739 and $10,586 for fiscal years 2005, 2004 and 2003, respectively, and payments of $5,319,

     $4,926 and $4,534 by the Company for a life insurance policy for the benefit of Mr. Epstein in fiscal years 2005, 2004 and 2003, respectively. Also includes $70,000, $65,100 and $56,700 paid to Mr. Epstein in fiscal years 2005, 2004 and 2003, respectively, for which the intent is to compensate for caps imposed by U.S. Government tax regulations on the Company's qualified retirement and savings programs and which is paid in lieu of inclusion in any other of the Company's non-qualified retirement programs.

 (8) For fiscal year 2005, consists of payment of $11,134 from Mr. Burke's bonus bank earned in fiscal year 2003 under the company's Incentive Bonus Program and a bonus of $125,000 paid in connection with the acquisition of MRI Devices Corporation and a bonus of $80,000 paid in connection with the divestiture of IGC Polycold Systems Inc. Fiscal year 2004 consists of payment of $10,802 from Mr. Burke's bonus bank earned in fiscal year 2002 under the company's Incentive Bonus Program and a bonus of $75,000 paid in connection with the acquisition of Invivo Corporation. Fiscal year 2003 consists of a payment of $10,625 from Mr. Burke's bonus bank earned in fiscal year 2002 under the Incentive Bonus Program.

 (9) In fiscal year 2005, Mr. Burke received a performance-based Restricted Stock Unit Award of 135,000 shares with vesting tied to compound growth in pre-tax earning over the performance period, which ends on May 31, 2010; 47,250 vest at 8% compound growth; 108,000 shares vest at 11% compound growth; 135,000 vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% compound growth, no shares will vest and the grant will terminate. While the program targets growth at the end of fiscal year 2010, up to 15% of the units could vest at end of fiscal year 2008, and up to 20% could vest at end of fiscal year 2009, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $25.84.

(10) For fiscal year 2003, Mr. Burke received a performance-based Restricted Stock Unit Award of 105,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 37,500 shares vest at 8% compound growth; 82,500 shares vest at 11% compound growth; 105,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $11.32.

(11) In fiscal year 2003, Mr. Burke was granted a non-qualified stock option to purchase 80,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2003. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(12) Includes the Company's share of contributions on behalf of Mr. Burke to the IGC Savings Plan (401(k)) in the amount of $10,885, $11,941 and $6,292 for fiscal years 2005, 2004 and 2003, respectively, and payment of a supplemental retirement contribution of $10,000 to the IGC Deferred Compensation Plan in fiscal year 2005 and $8,000 to the IGC Deferred Compensation Plan in fiscal years 2004 and 2003, respectively. Also includes relocation reimbursement of $86,388 paid in fiscal year 2003.

(13) For fiscal year 2005, consists of payment of $19,823 from Mr. Blecher's bonus bank earned in fiscal years 2003 and 2004, respectively, under the company's Incentive Bonus Program and a bonus of $35,000 paid in connection with the acquisition of MRI Devices Corporation. Fiscal year 2004 consist of payments of $42,842 from Mr. Blecher's bonus bank earned in fiscal years 2002 and 2001, respectively, under the company's Incentive Bonus Program and bonus of $20,000 in connection with the acquisition of Invivo Corporation. Fiscal year 2003 consists of a payment of $42,142 from Mr. Blecher's bonus bank earned in fiscal years 2002 and 2001 respectively under the Company's Incentive Bonus Program.

(14) In fiscal year 2005, Mr. Blecher received a performance-based Restricted Stock Unit Award of 80,000 shares with vesting tied to compound growth in pre-tax earning over the performance period, which ends on May 31, 2010; 28,000 vest at 8% compound growth; 64,000 shares vest at 11% compound growth; 80,000 vest 15% compound growth (with scaling for performance between the defined thresholds). Below 8% compound growth, no shares will vest and the grant will terminate. While the program targets growth at the end of fiscal year 2010, up to 15% of the units could vest at end of fiscal year 2008, and up to 20% could vest at end of fiscal year 2009, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $23.47.

(15) For fiscal year 2003, Mr. Blecher received a performance-based Restricted Stock Unit Award of 105,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 37,500 shares vest at 8% compound growth; 82,500 shares vest at 11% compound growth; 105,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $11.32.

(16) In fiscal year 2003, Mr. Blecher was granted a non-qualified stock option to purchase 40,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(17) Includes the Company's share of contributions on behalf of Mr. Blecher to the IGC Savings Plan (401(k)) in the amounts of $10,280, $10,012 and $10,524 for fiscal years 2005 and 2004 and 2003, respectively, and payment of a supplemental frozen pension contribution of $4,857 in fiscal years 2005, 2004 and 2003 and a supplemental retirement contribution of $10,000 to the IGC Deferred Compensation Plan in fiscal year 2005 and 2004, $8,000 to the IGC Deferred Compensation Plan in fiscal year 2003.

(18) Mr. O'Brien joined the Company on August 4, 2003. Therefore, he received compensation from the Company for approximately ten (10) months in fiscal year 2004.

(19) For fiscal year 2005, consists of bonus of $62,500 paid in connection with the acquisition of MRI Devices Corporation. Fiscal year 2004 consists of bonus of $100,000 paid in connection with the acquisition of Invivo Corporation.

(20) In fiscal year 2005, Mr. O'Brien received a performance-based Restricted Stock Unit Award of 80,000 shares with vesting tied to compound growth in pre-tax earning over the performance period, which ends on May 31, 2010; 28,000 vest at 8% compound growth; 64,000 shares vest at 11% compound growth; 80,000 vest 15% compound growth (with scaling for performance between the defined thresholds). Below 8% compound growth, no shares will vest and the grant will terminate. While the program targets growth at the end of fiscal year 2010, up to 15% of the units could vest at end of fiscal year 2008, and up to 20% could vest at end of fiscal year 2009, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $25.84.

(21) In fiscal year 2003, Mr. O'Brien received a performance-based Restricted Stock Unit Award of 105,000 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 37,500 shares vest at 8% compound growth; 82,500 shares vest at 11% compound growth; 105,000 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006 provided performance targets are met. The closing price as reported by Nasdaq of the Company stock on the date of the grant was $13.34.

(22) In addition to receiving an option to purchase 15,000 shares of Intermagnetics stock under the 2000 Stock Option and Stock Award Plan, Mr. O'Brien was granted a non-qualified stock option to purchase 40,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on August 4, 2004. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(23) Includes the Company's share of contributions on behalf of Mr. O'Brien to the IGC Savings Plan (401(k)) of $8,590 and $2,672 for fiscal years 2005 and 2004 respectively, and payment of a supplemental retirement contribution of $10,000 to the IGC Deferred Compensation Plan in fiscal year 2005. Also includes relocation reimbursement of $108,629 for fiscal year 2004.

(24) For fiscal year 2005, consists of bonus of $10,000 paid in connection with the acquisition of MRI Devices Corporation. Fiscal year 2004 consist of bonus of $10,000 paid in connection with the acquisition of Invivo Corporation.

(25) For fiscal 2003, Mr. Pellegrino received a performance-based Restricted Stock Unit Award of 37,500 shares with vesting tied to compound growth in pre-tax earnings over the performance period: 13,500 shares vest at 8% compound growth; 30,000 shares vest at 11% compound growth; 37,500 shares vest at 15% compound growth (with scaling for performance between the defined thresholds). Below 8% growth, no shares vest and the grant will terminate. While the program targets growth at the end of fiscal year 2007, up to 15% of the units could vest at end of fiscal year 2005, and up to 20% could vest at end of fiscal year 2006, provided performance targets are met. The closing price as reported by Nasdaq on the date of the grant was $11.32.

(26) In fiscal year 2003, Mr. Pellegrino was granted a non-qualified stock option to purchase 400,000 shares of SuperPower stock under the SuperPower 2002 Equity Compensation Plan, with a term of ten (10) years, and to be exercisable in five (5) equal annual installments beginning on April 12, 2003. The exercise price of the option was equal to the fair market value of the shares on the date of the grant.

(27) Includes the Company's share of contributions on behalf of Mr. Pellegrino to the IGC Savings Plan (401(k)) of $10,734, $11,509 and $8,579 for fiscal years 2005, 2004 and 2003, and payment of a supplemental retirement contribution of $10,000 to the IGC Deferred Compensation Plan in fiscal year 2005 and 2004 respectively and $8,000 to the IGC Deferred Compensation Plan in fiscal year 2003. Also includes payments of $24,000, $26,000 and $24,000 in fiscal years 2005, 2004 and 2003, respectively, as living expenses payable under the terms of Mr. Pellegrino's employment agreement.

              LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

         The following table summarizes the Restricted Stock Unit Awards granted during the fiscal year ended May 29, 2005 to the persons named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 2000 Stock Option and Stock Award Plan.

                                                                 Estimated Future Payouts Under Non-Stock
                                                                            Price-Based Plans
                                                                -------------------------------------------
                                Number of       Performance or
                                 Shares,         Other Period
                              Units or Other   Until Maturities    Threshold      Target        Maximum
Name                             Rights (#)       or Payout(1)     ($ or #)(2)   ($ or #)(3)   ($ or #)(4)
----                        -------------------------------------------------------------------------------
Glenn H. Epstein(5)               415,000         05/31/2010          145,250        332,000      415,000

Michael K. Burke(6)               135,000         05/31/2010           47,250        108,000      135,000

Leo Blecher(7)                     80,000         05/31/2010           28,000         64,000       80,000

Thomas J. O'Brien(7)               80,000         05/31/2010           28,000         64,000       80,000

Philip J. Pellegrino                    -                  -                -              -            -

(1) While the program targets growth at the end of fiscal year 2010 certain units can vest in fiscal years 2008 and 2009 based on achieving performance targets. Vesting is tied to compound growth in pre-tax earnings over the performance period, which ends on May 31, 2010.

(2)  Compound growth in pre-tax earnings of 8%.

(3)  Compound growth in pre-tax earnings of 11%.

(4)  Compound growth in pre-tax earnings of 15%.

(5) Accelerated vesting of units for fiscal year 2008 at 8% compound growth is 21,788 shares; at 11% compound growth is 49,800 shares; at 15% compound growth is 62,500 shares. In fiscal year 2009 the accelerating vesting schedule is: 8% compound growth 29,050 shares; 11% compound growth 66,400 shares; 15% compound growth 83,000 shares.

(6) Accelerated vesting of units for fiscal year 2008 at 8% compound growth is 7,088 shares; at 11% compound growth is 16,200 shares; at 15% compound growth is 20,250 shares. In fiscal year 2009 the accelerating vesting schedule is: 8% compound growth 9,450 shares; 11% compound growth 21,600 shares; 15% compound growth 27,000 shares.

(7) Accelerated vesting of units for fiscal year 2008 at 8% compound growth is 4,200 shares; at 11% compound growth is 9,600 shares; at 15% compound growth is 12,000 shares. In fiscal year 2009 the accelerating vesting schedule is: 8% compound growth 5,600 shares; 11% compound growth 12,800 shares; 15% compound growth 16,000 shares.


                        OPTION GRANTS IN LAST FISCAL YEAR

         Intermagnetics did not grant any stock options or stock appreciation rights to directors or executive officers during the fiscal year ended May 29, 2005.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

         The following table summarizes option exercises during the fiscal year ended May 29, 2005, and the value of vested and unvested options, for the persons named in the Summary Compensation Table at May 29, 2005.

                                              |                               | Value of Unexercised
                                              |   Number of Unexercised       | In-the-Money Options at
                                              |   Options at May 29, 2005     | May 29, 2005(1)
                                              |                               |
                       Shares                 |                               |
                       Acquired     Value     |                               |
                       on           Realized  |   Exercisable   Unexercisable | Exercisable    Unexercisable
Name                   Exercise        $      |       #              #        |      $               $
---------------------------------------------------------------------------------------------------------------
Glenn H. Epstein         312,351     $4,750,173      109,836         3,415      $1,551,937       $ 53,053

Michael K. Burke            -             -           73,022        39,479         896,469        484,672

Leo Blecher               24,333        303,204        9,061        15,059         128,411        209,245

Thomas J. O'Brien           -             -            5,000        10,000          78,950        157,900

Philip J. Pellegrino        -             -           22,500        15,000         230,924        153,949

(1) Based on the closing price of the Common Stock as reported on Nasdaq on May 27, 2005 ($29.13), net of the option exercise price.

                                  BENEFIT PLANS

         Pension Plan. In fiscal 1999 the Company froze all pension benefits under its qualified, defined benefit pension plan (the "Pension Plan") as of December 31, 1998 (with the exception of approximately fifty (50) bargaining unit members at a former subsidiary, IGC-APD Cryogenics Inc.). Therefore, no additional benefits were accrued after that date. Prior to freezing the Pension Plan, all employees 21 years of age and older who had completed one (1) year of credited service participated in the Pension Plan. Participating employees received certain defined benefits under the Pension Plan upon their normal or early retirement from the Company's employ or upon death.

         The Company terminated the Pension Plan in accordance with statutory requirements in fiscal year 2001. As a result of freezing the Pension Plan, the Company makes a supplemental frozen pension plan contribution to participants in the Pension Plan for whom the projected lump sum value of his or her accrued benefit determined at December 1, 1997 under the Pension Plan would exceed his or her projected benefit derived from the Company's 2% non-elective contribution under the IGC Savings Plan (401(k)), as determined in the sole discretion of the Pension Plan Administrator using certain assumptions. Mr. Blecher received such a contribution as disclosed in the notes to the Summary Compensation Table.

         Enhanced Benefit Plan. On January 26, 2000, the Board of Directors approved the Intermagnetics General Corporation Enhanced Benefit Plan (the "Enhanced Benefit Plan") aimed at attracting and retaining certain top level Executives. Currently, only individuals with the title "Sector President", "Executive Vice President" or "Vice President" (the "Participants") participate in the Enhanced Benefit Plan. Under the Enhanced Benefit Plan, Participants are entitled to (a) life insurance benefits equal to two (2) times their base salary and (b) a contribution made by the Company on Participant's behalf to the Company's Deferred Compensation Plan. The contribution level is set each year by the Compensation Committee of the Board of Directors and placed in a separate retirement account for each Participant within the Deferred Compensation Plan. The contribution level for fiscal years 2005, 2004 and 2003 (paid in fiscal years 2006, 2005 and 2004) has been set at $10,000 for each Participant. The Plan vests only upon Participant's retirement or upon a change in control (as those terms are defined in the Deferred Compensation Plan). In addition, the Enhanced Benefit Plan provides a lump sum severance equal to between six (6) months and eighteen (18) months of Participant's salary upon (a) termination without "cause" (as that term is defined in the Enhanced Benefit Plan), or (b) Participant's resignation under certain circumstances after a change in control. The amount of severance is tied to years of service. Messrs. Blecher, Burke, Pellegrino and O'Brien are participants in the Plan.


                         CERTAIN EMPLOYMENT ARRANGEMENTS

o Epstein Agreement
  -----------------

         Effective June 1, 2002, the Company amended and restated its employment agreement with Mr. Epstein. Under the 2002 Agreement, Mr. Epstein has agreed to serve as the Company's Chief Executive Officer through at least May 31, 2007. In addition, if neither party provides written notice to the other party prior to June 1, 2003 of its or his desire to terminate Mr. Epstein's employment, the 2002 Agreement shall be extended automatically for one additional year, until May 31, 2008. On each successive June 1st following June 1, 2003 (the "Anniversary Date"), the employment term will be automatically extended from year to year for an additional one (1) year period (for example, on June 1, 2005, the term was extended to May 31, 2010), unless either party provides written notice to the other prior to the Anniversary Date of its or his desire to terminate Mr. Epstein's employment. The 2002 Agreement provided for a base salary in fiscal year 2005 of $500,000. Under the terms of the 2002 Agreement, Mr. Epstein's base salary is adjusted annually. The 2002 Agreement also provides that Mr. Epstein may participate in the Company's Incentive Bonus Program ("IBP") at a target level bonus of 100% of base salary, with actual bonus earned pursuant to the overall terms of the Company's IBP. For fiscal year 2006, the target level bonus is 110% of base salary under the IBP. In addition, the Company provides Mr. Epstein with a lump sum payment (adjusted annually) to be used by Mr. Epstein to select either a non-qualified Supplemental Executive Benefit Plan or other similar program for which the intent is to compensate for caps imposed by US Government tax regulations on the Company's qualified retirement and savings programs. This lump sum is paid in lieu of Mr. Epstein's inclusion in any of the Company's non-qualified retirement programs. If Mr. Epstein is terminated without cause or resigns for good reason (as defined in the 2002 Agreement) during term of the 2002 Agreement, or any renewal thereof, or if the Board provides notice that it will not extend the term, he would be entitled to receive an amount equal to his then-base annual salary multiplied by the number of months remaining on the term of the 2002 Agreement. The 2002 Agreement also provides that if Mr. Epstein is terminated or resigns as an employee under certain circumstances after a change in control event (as described in the Epstein Agreement), he would be entitled to receive an amount equal to the sum of three (3) times his annual salary and certain other extraordinary payments.

o Pellegrino Agreement
  --------------------

         The Company entered into a three (3) year employment agreement with Philip J. Pellegrino, Sector President of the Energy Technology Segment (the "Pellegrino Agreement"). On October 14, 2004, the Pellegrino Agreement automatically extended for an additional two (2) years pursuant to its terms and will renew annually thereafter unless otherwise terminated upon notice. The Pellegrino Agreement incorporates the terms of the Enhanced Benefit Plan, but also provides that Mr. Pellegrino will have a base salary of not less than $200,000. In addition to the stock option and restricted stock awards described in the Summary Compensation Table, Mr. Pellegrino is also eligible to receive 5% of the equity in SuperPower, Inc., a wholly-owned subsidiary of Intermagnetics that currently is not publicly traded. This equity has been provided in the form of stock options that were priced at fair market value on the date of the grant. If Mr. Pellegrino is terminated without cause or resigns for good cause during term of the Pellegrino Agreement, he will be entitled to twelve (12) months of severance and his outstanding options will automatically vest. If he is terminated or resigns under certain circumstances after a change in control event (as described in the Agreement), his severance would equal two (2) times his salary and bonus for the prior year.

                          TRANSACTIONS WITH MANAGEMENT

         In fiscal year 2000, we adopted Stock Ownership Guidelines for our executive officers and certain top-level management employees. Executive officers and certain key employees that report directly to the Chief Executive Officer are expected to own between one and two times their base salary in Common Stock. Top-level management employees are expected to own not less than two-thirds of their base salary in Common Stock.

         In order to assist and encourage individuals to reach the ownership guidelines as soon as possible, we created the 1999 Executive Stock Purchase Plan. Under this plan, which was approved by our stockholders in November 2000, the Company may provide loans directly to participants, or may arrange for a participant to obtain a loan from a bank, for the purpose of purchasing Common Stock on the open market. Interest on the loan is charged annually at the Company's base rate of borrowing under its line of credit, or at the rate charged by the bank if the loan is secured through a bank. The term of the loan is five (5) years after which it must be repaid in full. Employees are expected to retain two-thirds of the stock purchased with loan proceeds for the entire term of the loan and are expected to retain ownership levels within the Stock Ownership Guidelines during the term of the 1999 Executive Stock Purchase Plan. As a result of the Sarbanes-Oxley Act adopted in July 2002, new loans will no longer be issued to executive officers under this plan.

         Prior to the July 2002 effective date of Sarbanes-Oxley, Messrs. Epstein, Burke and Pellegrino secured loans totaling $500,000, $430,000, and $400,000, respectively, to purchase Common Stock. All other participant loans currently outstanding total $1,212,000.

         During fiscal year 2005 Messrs. Epstein and Blecher paid $300,000 and $220,000, respectively to the company in repayment of loans secured in 2000 under the Executive Stock Purchase Plan. To date, there have been no defaults under the plan.


                  AUDIT COMMITTEE AND INDEPENDENCE OF AUDITORS

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors (the "Committee") is comprised of five (5) Directors. All members of the Committee are independent as defined by the applicable rules of the SEC and the Nasdaq National Market. The Committee has adopted a written charter which was filed with the SEC. This charter was approved by the Board of Directors. The Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers, LLP, the Company's independent auditor for fiscal year 2005, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles. The Committee has discussed with PricewaterhouseCoopers the matters that are required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers has provided the Committee with the written disclosures and the letter required by Independence Standards Board

Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the firm's independence with PricewaterhouseCoopers. The Committee also considered whether PricewaterhouseCoopers' provision of non-audit services to the Company, as disclosed in the section entitled "Independent Auditors Fees", is compatible with the firm's independence.

         Based on the considerations referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2005. The Committee appointed PricewaterhouseCoopers to continue as the Company's independent auditors for fiscal year 2006.

                                    AUDIT COMMITTEE OF THE BOARD OF
                                    DIRECTORS OF INTERMAGNETICS
                                    GENERAL CORPORATION
                                    Michael E. Hoffman (Chairman)
                                    Larry G. Garberding
                                    A. Jay Graf
                                    Thomas L. Kempner
                                    Sheldon Weinig


                        REPORT OF COMPENSATION COMMITTEE

         THE FOLLOWING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT INTERMAGNETICS GENERAL CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         The Compensation Committee of the Board of Directors sets the compensation policies for the executive officers of the Company, recommends the annual base salary, annual incentive compensation and grant of long-term incentive compensation for the Company's chief executive officer, and approves the annual base salary, annual incentive compensation and grant of long-term incentive compensation for all other executive officers of the Company. In fulfilling this duty, the Compensation Committee has sought to establish a policy that enables the Company to attract, retain and reward executive officers who contribute substantially to the success of the Company, and aligns executive compensation with the creation of long-term value for the Company's stockholders.

         The Compensation Committee views executive compensation as comprised of three (3) essential components: long-term incentive compensation, annual base salary and annual incentive compensation.

         Long-Term Incentive Compensation. The Compensation Committee views long-term incentive compensation as the cornerstone of executive compensation. The Compensation Committee believes that long-term executive compensation should be linked closely to the creation of stockholder value. In fiscal year 2003, after reviewing market data and engaging the services of an outside compensation consultant, the Committee adopted a performance-based restricted stock unit program under the Company's 2000 Stock Option and Award Plan designed to focus the attention of the Company's executives on the important task of creating long-term stockholder value. In awarding these restricted stock units, the Compensation Committee considered a variety of factors, including the potential impact of the executive officer on stockholder value, and industry practice. These awards will vest only if the performance targets established by the Committee are achieved. The program is based on growth in pre-tax earnings per share with final vesting in fiscal year 2007 if the growth targets are met.

         In fiscal year 2005, the Company designed a new performance-based long-term equity program for company management under the Company's 2000 Stock Option and Award Plan. The program is designed to provide continued long-term incentives to attract and retain a dynamic, growth-oriented management team. These restricted equity grants will vest only if the company reaches specific growth targets established by the Committee are achieved. The program is based on growth in pre-tax earnings per share with final vesting in fiscal year 2010.

         Annual Base Salary. In establishing executive annual base salaries, the Compensation Committee has established a policy of setting base compensation competitively. In determining the competitiveness of individual salaries, the Compensation Committee periodically gathers information regarding the base salaries paid to other individuals with comparable responsibilities in related industries, particularly those with a focus on technology. In connection with establishing base salaries in light of the competitive ranges, the Compensation Committee weighs the allocation of responsibilities among the executive officers within the Company and the relevant experience of each such executive officer.

         Annual Incentive Compensation. The Compensation Committee believes that another important component of compensation is annual cash-based incentive compensation. In July 1999, the Compensation Committee established a new annual incentive compensation program (the "Incentive Bonus Program") pursuant to which cash bonuses are earned by officers and employees of the Company. The size and availability of a cash award under the Program is linked to quantitative and qualitative goals that are established for each eligible participant at the beginning of the Company's fiscal year. The Board of Directors sets the quantitative goals for the financial performance of the Company and its subsidiaries and divisions. The Compensation Committee sets qualitative goals for the Chief Executive Officer. Qualitative goals for other officers and employees are approved by the executive officer to whom he or she reports. Under the program, bonuses earned in any fiscal year are paid to executives and eligible employees in the first quarter of the following fiscal year.

         In fiscal year 2005 the Compensation Committee approved a change to the Incentive Bonus Program for fiscal year 2006 such that participants in the Plan are eligible to achieve a bonus of up to two times their bonus target if they exceed their financial goals by twice the targeted level. In previous years, the Plan provided for uncapped bonuses with a provision for the "banking" of bonuses earned in excess of 150% of the participant's financial target. The banks were payable over the succeeding three year period. For fiscal year 2006 the Committee approved the bonus targets as a percentage of base salary. The Program is designed so that the aggregate of annual bonus awards under the Plan does not typically exceed 10% of consolidated operating income, as adjusted.

         Under the Plan, the Compensation Committee may award or deny incentive compensation bonuses at its discretion based on individual and/or company performance.

         Section 162(m) Considerations. The Company expects that the salary and bonus compensation paid to executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. In addition, we have awarded Intermagnetics' stock options and restricted stock units to executive officers only pursuant to plans that we believe will satisfy the requirements for exclusion from the Section 162(m) limit. However, there may be other awards or compensation granted, the deduction of which could be subject to the 162(m) limit.

         The Compensation Committee believes that the compensation earned by each of the five (5) highest paid executive officers of the Company for its fiscal year 2005 was reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

         In particular, the Compensation Committee believes that Mr. Epstein's compensation during fiscal year 2005 reflected his very strong contribution to the Company's strategic goals and overall financial and operational performance. Consistent with the requirements of the Epstein Agreement, Mr. Epstein received a base salary of $500,000. Mr. Epstein was also paid an annual bonus of $887,500 for fiscal year 2005 performance in accordance with our Incentive Bonus Program. In addition, Mr. Epstein received a portion of his "banked" bonus in the amount of $76,943 earned in fiscal year 2004 and 2003. Finally, Mr. Epstein received special bonuses totaling $1,000,000 in connection with acquisition of MRI Devices Corporation and the sale of IGC-Polycold Systems Inc. Not only were these transactions viewed by the committee has highly successful, but they were completed without the use of, and expenses associated with, an outside investment banking firm. Mr. Epstein's target bonus for fiscal year 2006 will be 110% of his base salary and the target bonuses for all other executive officers will range from 35-60% of base salary.

         Mr. Epstein's base salary for fiscal year 2006 has been increased to $550,000. The Compensation Committee notes that Mr. Epstein's salary falls within competitive ranges established for the position of Chief Executive Officer for technology companies with similar characteristics such as size, growth and profitability.

                                     COMPENSATION COMMITTEE OF THE BOARD
                                     OF DIRECTORS OF INTERMAGNETICS GENERAL
                                     CORPORATION
                                     Larry G. Garberding (Committee Chairman)
                                     A. Jay Graf
                                     Thomas L. Kempner

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholders' return on our common stock to that of the NASDAQ Stock Market Index and the Russell 2000 Index. Whereas the Company has previously presented this comparison using the NASDAQ Stock Market Index and the Former Peer Group, as defined below, we have elected this year to replace the Former Peer Group with the Russell 2000 Index. With the divestiture of IGC Polycold Systems Inc., it has become more difficult to identify a peer group. We do not believe that our two largest businesses, Medical Devices and MRI, have publicly traded peers devoted exclusively or even substantially to the same products or markets. We believe that many of our competitors are either not publicly traded in the U.S. or consist of subsidiaries or divisions of large, multi-national corporations. Moreover, we are not aware of any publicly available industry index that includes both medical device and energy technology companies. Accordingly, we have selected the Russell 2000 Index, which includes issuers with similar market capitalization. There can be no assurance that the performance of the Company's Common Stock will continue in a manner similar to the trend depicted on the graph.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG INTERMAGNETICS GENERAL CORPORATION, NASDAQ
      STOCK MARKET INDEX, THE RUSSELL 2000 INDEX AND THE FORMER PEER GROUP*

                                 [GRAPH OMITTED]

                                                                       Cumulative Total Return
                                                  -----------------------------------------------------------------------
                                                   5/28/00     5/27/01      5/26/02     5/25/03      5/30/04     5/29/05
INTERMAGNETICS GENERAL CORPORATION                  100.00      281.77       234.37      154.38       284.89      422.12
NASDAQ STOCK MARKET (U.S.)                          100.00       63.37        49.88       49.88        61.97       64.53
RUSSELL 2000                                        100.00      105.69       105.16       96.55       125.80      138.15
FORMER PEER GROUP                                   100.00      120.35        92.99       64.63        98.46       93.75

         *$100 invested on 5/28/00 in stock or on 5/31/00 in index-including reinvestment of dividends. Indexes calculated on month-end basis.

         The Former Peer group consists of Helix Technology Corporation which participates in the instrumentation market in which we are no longer aligned; American Superconductor Corporation, a development stage company working with high temperature superconductors in the energy technology market and Analogic Corporation that participates in the medical technology market.

         The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING AND OTHER MATTERS

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) stockholders must furnish us with copies of all Section 16(a) forms they file.

         To the best of our knowledge, based solely on a review of the copies of
Section 16(a) reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and more than ten-percent (10%) beneficial owners were complied with during the fiscal year ended May 29, 2005.

         The Board of Directors is not aware of any matters other than those discussed in this Proxy Statement that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Under those regulations, stockholders who intend to submit proposals for the 2006 Annual Meeting must ensure that our Corporate Secretary receives such proposals not later than May 26, 2006 in order to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting. Stockholders are also advised to review the Company's By-Laws which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of our By-laws was filed with SEC, or stockholders may view the By-laws by visiting our website at www.igc.com.


                                  ANNUAL REPORT

         Our annual report on Form 10-K for the fiscal year ended May 29, 2005, including the financial statements and schedules, but excluding exhibits, was mailed with this Proxy statement. Upon written request of a stockholder, we will furnish any exhibit to Form 10-K.

                                          By order of the Board of Directors,

                                          KATHERINE M. SHEEHAN
                                          Corporate Secretary


                                                 INTERMAGNETICS GENERAL CORPORATION
                                     Proxy for Annual Meeting of Shareholders, November 22, 2005

         The undersigned hereby appoints Glenn H. Epstein and Michael K. Burke or any one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Intermagnetics General
Corporation to be held on November 22, 2005, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 26, 2005 proxy statement.

                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                                 INTERMAGNETICS GENERAL CORPORATION

                                     PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK
                                                    I PLAN TO ATTEND MEETING [_]

                                YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.
                                                ---

1. Election of the following nominees as directors: A. Jay Graf, Michael E. Hoffman, Thomas L. Kempner and Sheldon Weinig.

      For all        Withhold for     Withhold for the following only:     To cumulate votes for individual
      nominees       all nominees     (Write the name of the nominee(s)    directors, fill in the name of the
                                      in the space below)                  nominee(s) below and indicate such votes:
      [_]            [_]

                                      ---------------------------------    -----------------------------------------

                                                Your signature on the proxy is your acknowledgement of receipt of the Notice of
                                                Meeting and Proxy Statement, both dated September 26, 2005.


                                                (SIGNATURE SHOULD BE EXACTLY AS NAME OR NAMES APPEAR ON THIS PROXY. IF STOCK IS HELD
                                                JOINTLY, EACH HOLDER SHOULD SIGN. IF SIGNING IS BY ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.)

                                                Date
                                                --------------------------------------------------------------------

                                                Signature
                                                --------------------------------------------------------------------

                                                Signature
                                                --------------------------------------------------------------------

                                                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL OF THE ABOVE MATTERS
                                                UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER
                                                MATTERS PROPERLY BROUGHT BEFORE THE MEETING.